TAMM OIL AND GAS CORP.
Suite 460, 734 — 7th Avenue SW
Calgary, Alberta T2P 3P8

November 26, 2007

TO:	Muzz Investments Inc.
3779 34 Street
Delta, BC V4K 3N2

AND TO:	1004731 Alberta Ltd.
460, 734 - 7th Avenue S.W.
Calgary, AB T2P 3P8

Dear Sirs:

RE: Acquisition of Royalty Interest

This letter sets out the agreement (“Agreement”) reached among Tamm Oil and Gas Corp. as purchaser (“Tamm”), and 1004731 Alberta Ltd. (“1004731”) and Muzz Investments Inc. (“Muzz”), as vendors (collectively the “Vendors”) regarding the transfer and sale by the Vendors of all of their interest in the Royalty Agreement and Royalty (both as hereinafter defined) to Tamm by the Vendors upon the terms and conditions set forth herein.

Acquisition

1.
The Vendors hereby agree to sell, assign and transfer to Tamm their entire right, title and  interest in the Muzz Assets and the 1004731 Assets on the terms and subject to the  conditions set out in this Agreement (the “Sale Transaction”).

Definitions

2.	In this Agreement the following terms have the following meanings:

“1004731 Assets” means a 1.25% interest in the Royalty Agreement, Royalty and Trust Agreement;

“Muzz Assets” means a .75% interest in the Royalty Agreement, Royalty and Trust  Agreement;

“Royalty” means all right, title and interest granted to the grantee pursuant to the Royalty Agreement; and

“Royalty Agreement” means that royalty agreement made between Mikwec Energy  Canada Ltd., as grantor, and Nearshore Petroleum Corporation, as grantee, dated  December 12, 2003; and

“Trust Agreement” means the Recognition of Trust made by Nearshore Petroleum  Corporation in favour of the Vendors, and others, dated December 12, 2003.

Consideration

3.
In consideration for the sale and transfer to Tamm of the Muzz Assets and 1004731  Assets,  Tamm agrees to issue to the Vendors 4,000,000 shares of common stock of  Tamm. This represents 4.15% of the 96,300,000 issued and outstanding common stock of  Tamm  (the “Tamm Shares”)

4.
The Vendors acknowledge that the Tamm Shares will be restricted and acknowledges  that the Tamm Shares issued pursuant to the terms and conditions set forth in this  Agreement will have such hold periods as are required under applicable securities laws  and as a result may not be sold, transferred or otherwise disposed, except pursuant to an  effective registration statement under the Securities Act, or pursuant to an exemption  from, or in a transaction not subject to, the registration requirements of the Securities Act  and in each case only in accordance with all applicable securities laws. Tamm has not undertaken, and will have no obligation, to register any of the Tamm Shares under the Securities Act; provided, however, that Tamm will assist in providing legal opinions  when the Selling Shareholder may resell its respective shares under Rule 144  promulgated under the Securities Act.

Closing and Definitive Agreements

5.	The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

6.
Closing of the transactions contemplated herein (the “Closing”) will occur on or before  January 31, 2008 or on such other date as the parties may agree (the “Closing Date”), to  be held at the City of Vancouver, Canada, at such place and time as the parties may  agree.

7.
The parties agree to instruct their attorneys to co-operate and complete comprehensive  and definitive agreements for the Sale Transaction upon execution of this Agreement.  The definitive agreements will contain terms and representations customary for  agreements governing the purchase and sale of a royalty in Canada, as prepared by  commercial legal counsel of good reputation. In the event that any matter cannot be  resolved or agreed, the terms of this Agreement will govern respecting that matter. If no  definitive agreements are executed by the parties hereto, this Agreement will remain in  full force and effect.

Due Diligence

8.
Tamm and the Vendors will each have the right to conduct due diligence on the other in  connection with the transactions contemplated hereunder. Each of Tamm and the  Vendors and their respective accountants, legal counsel and other representatives will  have full access during normal business hours to the management, properties, books,  records, contracts, commitments and other documents of the other and their subsidiaries  in connection with the transactions contemplated herein.

Closing Conditions

9.	This Agreement and the Closing hereof is subject to the following:

(a)	all representations and warranties contained herein and to be contained in the definitive agreements described in Sections 10 and 11 hereof shall be true and correct at the date of Closing.

Representations of Tamm

10.	Tamm represents and warrants to the Vendor that:

(a)	the authorized capital of Tamm consists of 300,000,000 common shares with a par value of $0.001 per share, of which there are presently 92,300,000 common shares issued and outstanding;

(b)
inclusive to what is set out in (a) above and as contemplated under this Agreement, there are 800,000 Warrants issued and outstanding with an exercise price of $1.75. There are no additional other rights, warrants or options outstanding pursuant to which any shares of Tamm may be issued and there are no other securities issued and outstanding or issuable which are or may be convertible or converted into shares of Tamm;

(c)	Tamm is duly incorporated under the laws of the state of Nevada;

(d)	Tamm is a reporting issuer under the Securities Exchange Act of 1934; and

(e)
all of Tamm’s continuous disclosure filings with the United States Securities and Exchange Commission (the “SEC”) are in good standing and are complete and accurate and other than as contemplated herein, there are no material changes in Tamm’s business and affairs from that which is disclosed in Tamm’s continuous disclosure documents.

Representations of the Vendors

11.	Each of the Vendors represent and warrant to Tamm that:

(a)	1004731 is the beneficial owner of 1004731 Assets;

(b)	Muzz is the beneficial owner of the Muzz Assets; and

(c)	Each of the Vendors has the full power and authority to transfer or cause to be transferred the Muzz Assets and the 1004731 Assets to Tamm free and clear of any charges, encumbrances, liens or claims.

Covenants

12.	Tamm hereby covenants to the Vendors as follows:

(a)
Tamm shall conduct its business in the ordinary and normal course and shall not, without the prior written consent of the Vendors, enter into any transaction which would cause any of its representations or warranties or agreements contained in this Agreement to be incorrect or to constitute a breach of any covenant or agreement of Tamm herein;

(b)
Each of the Vendors hereby covenants to Tamm that neither of the Vendors will transfer any of their interest in the Royalty Agreement, the Trust Agreement or the Royalty to any other party except in accordance with the terms of this Agreement.

Binding Agreement

13.	Upon acceptance of the terms of this Agreement by all of the parties hereto, this Agreement shall be deemed to constitute and shall be a legally valid and binding agreement.

Confidentiality

14.
The Vendors acknowledge that Tamm is a public company and has an obligation to  disclose all material information about its affairs. The Vendors agree that they will not  trade in the securities of Tamm while in possession of, nor will they inform others of  (except on a need to know basis), any non-disclosed material information about Tamm.

General

15.
All Tamm’s legal costs in connection with the preparation of this Agreement and the  completion of the transactions contemplated herein shall be for the account of Tamm,  whether or not the transactions contemplated hereby are completed. The Vendors will  pay their own legal costs of review of this Agreement and any definitive agreements  prepared by Tamm’s legal counsel.

16.	This Agreement shall be governed and interpreted in accordance with the laws of the Province of Alberta.

17.
This Agreement may be executed in counterparts with the same effect as if each of the  parties hereto had signed the same document and all counterparts will be construed  together and constitute one and the same instrument.

18.	This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

19.
This Agreement represents the entire agreement between the parties with respect to the transactions contemplated herein and supersedes all other prior agreements,  understandings, negotiations and discussions.

If the foregoing correctly sets out the terms of our agreement, please execute this letter in the space provided.